                                                                   Exhibit 10.19


                                  AGREEMENT FOR
                         MANAGEMENT CONSULTING SERVICES

         This Agreement for Management Consulting Services, (this "Agreement") is made as of the 14th day of December, 2001 by and between REGAL GREETINGS & GIFTS CORPORATION, a Canadian corporation (the "Company"), and DREAMLIFE, INC., a Delaware corporation, located at 888 7th Avenue, 13th Floor, New York, New York 10106, ("Dreamlife").

         Mr. William Walsh ("Mr. Walsh") and Mr. Anthony Calandra ("Mr. Calandra"), will be assigned by Dreamlife to render services hereunder to the Company. Mr. Walsh and Mr. Calandra (collectively, the "Executives") have expertise in various aspects of the fields of general corporate management, corporate finance, business investment, marketing and other matters relevant to the Company. The Company desires to obtain the assistance of the Executives in those fields noted above in which it acknowledges the expertise of the Executives.

         Dreamlife and the Company have agreed upon the terms and conditions pursuant to which Dreamlife will render certain services to the Company and both parties desire to set forth such terms and conditions in writing. In consideration of the foregoing and the consideration hereinafter stated and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

         1. APPOINTMENT. The Company hereby appoints Dreamlife to render to the Company the consulting and advisory services described in Section 2 below for a period beginning on the date of this Agreement and ending December 31, 2011 (the "Term'). This Agreement may be extended by mutual agreement of the parties.

         2. SERVICES. During the Term, Dreamlife shall render to the Company, upon request, management consulting services ("Management Consulting Services"), consisting of general corporate management, corporate finance, marketing, business investment and such other consulting services by the Executives as shall be requested by the board of directors or the executive officers of the Company from time to time. The Company acknowledges that Dreamlife's role is that of a consultant and advisor to, and not that of a manager, employee or officer of, the Company and that the Executives have no duty or obligation to manage the business or affairs of the Company and are not employees or officers of the Company.

         3. FEES. In consideration of Dreamlife's agreement to perform, and performance of, the Management Consulting Services hereunder, the Company shall pay to Dreamlife, in cash and in United States Dollars, a fee for each calendar quarter, or portion thereof, ending on March 31, June 30, September 30 and December 31 of each fiscal year, equal to $125,000 Canadian Dollars per quarter (i.e., $500,000 for each fiscal year) commencing on October 15, 2001. Notwithstanding anything else in this Section 3, the fee payable to Dreamlife for Management Consulting Services rendered for a portion of a calendar quarter (including the quarter ending December 31, 2001) shall be pro-rated on a daily basis. Such fee shall be due and payable in arrears on the first business day immediately following the end of each calendar quarter.

         4. REIMBURSEMENT OF EXPENSES. The Company shall promptly reimburse Dreamlife as and when requested, for all reasonable out-of-pocket expenses, such as legal fees, copying charges and disbursements for telephone calls and courier services, and for the expenses for any travel done on behalf of the Company incurred by the Executives, Dreamlife or its designees in connection with the rendering by Dreamlife of the Management Consulting Services pursuant to this Agreement; provided, however, that prior to any retention of counsel by Dreamlife in connection with this Agreement, Dreamlife shall request the consent of the Company to retain counsel in such circumstances, which consent shall not be unreasonably withheld.

         5. DEFAULT. In the event that the Company shall fail to pay any of the fees calculated as set forth in Section 3 when and as due, Dreamlife shall notify the Company in writing of such failure. If the Company does not cure such failure within five business days after the date such written notice is sent by Dreamlife, the Company shall be deemed to be in default hereunder and Dreamlife shall be entitled to withhold all services and to receive the full amount of the fees and expenses payable pursuant to Section 3 and 4 for all Management Consulting Services rendered through such fifth business day without rendering any further services pursuant hereto until such default shall be actually cured.

         6. PERMISSIBLE ACTIVITIES. The Company acknowledges that Dreamlife and the Executives are permitted to engage in any business and to perform services for its or their respective account and for others during the Term; provided, that such business and services shall not be in competition with, or on behalf of a person that is in competition with the Company.

         7. APPLICABLE LAW; ASSIGNMENT. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws and shall inure to the benefit of, and be binding upon Dreamlife and the Company and their respective successors and permitted assigns. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party hereto.

         8. ARBITRATION. Any dispute, controversy or claim in connection with, relating to, or arising out of, this Agreement or any breach or alleged breach hereof, shall, upon the request of either party involved, be submitted to an settled by arbitration in the City of Newark, State of New Jersey pursuant to the rules then in effect of the American Arbitration Association (or at any other place or under any other form of arbitration rules mutually acceptable to the parties involved). Any award rendered pursuant to such arbitration shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction thereof. The expenses of the arbitration shall be borne equally by the parties to the arbitration; provided, that each party shall pay for and bear the cost of its own experts, evidence and counsel.

         9. NO CONTINUING WAIVER. The waiver by either party of any breach of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach.

         10. LIABILITY OF DREAMLIFE. Neither Dreamlife nor any of its employees, agents, directors, managers, members or officers shall be liable for any damages or expenses arising from the provision of Management Consulting Services hereunder unless it or any of them acts in bad faith.

         11.      LIABILITY UPON DEFAULT.

                  (a) In the event of a default by Dreamlife in the performance of any of its obligations hereunder, the Company's remedy shall be limited to the recovery of the fees actually paid to Dreamlife, pursuant to Section 3.

                  (b) In the event of a default by the Company in the payment to Dreamlife of its fees and expenses pursuant to Section 3 and 4, the sole and exclusive recourse and remedy of Dreamlife shall be against the Company and its assets and under no circumstances shall any officer, director, employee, representative, shareholder, agent or other affiliate of the Company be liable in law or at equity for any obligation of the Company hereunder, and Dreamlife's remedy shall be limited to collection of the fees and expenses payable to Dreamlife pursuant to Sections 3 and 4.

              12. TERMINATION. This Agreement may be terminated at any time upon mutual consent of the parties.

              13. NOTICE. Any notice or other communication from either party to the other which may be specified in, or otherwise deemed necessary incident to, this Agreement shall, in the absence of hand delivery with return receipt requested , be deemed duly given when mailed if the same shall be sent to the address of a party set out on the first page hereof (or any new address, notice of which is provided in accordance with this Section) by registered or certified mail, return receipt requested, and three business days after the mailing date shall be deemed the date from which any time period pertaining to a date of notice shall run.

              IN WITNESS WHEREOF, the parties have excluded and delivered this Agreement as of the date first above written.

                                      REGAL GREETINGS & GIFTS CORPORATION


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      DREAMLIFE, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title: